STATE OF NEVADA

*ROSS MILLER*
*Secretary of State*

*SCOTT W. ANDERSON*
*Deputy Secretary for Commercial Recordings*

OFFICE OF THE
SECRETARY OF STATE

## Certified Copy

August 12, 2009

**Job Number:** C20090813-0057
**Reference Number:**
**Expedite:**
**Through Date:**

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

| Document Number(s) | Description | Number of Pages |
|---|---|---|
| 20090614531-31 | Articles of Incorporation | 1 Pages/1 Copies |

Respectfully,

ROSS MILLER
Secretary of State

Certified By: Kathleen Perusse
Certificate Number: C20090813-0057
You may verify this certificate
online at **http://www.nvsos.gov/**

**Commercial Recording Division**
202 N. Carson Street
Carson City, Nevada 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: www.nvsos.gov

# Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of
Ross Miller
Secretary of State
State of Nevada

Document Number
20090614531-31
Filing Date and Time
08/12/2009 3:30 PM
Entity Number
E0433912009-5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| **1. Name of Corporation:** | GHN Agrispan Holding Company |
| **2. Registered Agent for Service of Process:** (check only one box) | [X] Commercial Registered Agent: Laughlin Associates, Inc. (Name)<br>[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)<br>Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity<br>Street Address / City / Nevada / Zip Code<br>Mailing Address (if different from street address) / City / Nevada / Zip Code |
| **3. Authorized Stock:** (number of shares corporation is authorized to issue) | Number of shares *with par value:* 100,000,000 Common 10,000,000 Preferred; Par value per share: $ .001; Number of shares *without par value:* 0 |
| **4. Names and Addresses of the Board of Directors/Trustees:** (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees) | 1) Yizhen Xu (Name)<br>2533 North Carson Street (Street Address), Carson City (City), NV (State), 89706 (Zip Code)<br>2) Name<br>Street Address / City / State / Zip Code |
| **5. Purpose:** (optional; see instructions) | *The purpose of the corporation shall be:* To conduct any lawful activity. |
| **6. Name, Address and Signature of Incorporator:** (attach additional page if more than one incorporator) | Brent Buscay (Name) X [signature] Incorporator Signature<br>2533 North Carson Street (Address), Carson City (City), NV (State), 89706 (Zip Code) |
| **7. Certificate of Acceptance of Appointment of Registered Agent:** | *I hereby accept appointment as Registered Agent for the above named Entity.*<br>X [signature] Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity; August 12, 2009 (Date) |

*This form must be accompanied by appropriate fees.*